     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997.

                                                 REGISTRATION NO. 333-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              ____________________

                            GRAPHIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          GEORGIA                             2752                     58-1101633
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)        Classification Number)       Identification No.)

                            2155 Monroe Drive, N.E.
                            Atlanta, Georgia  30324
                                (404) 874-3327

              (Address, including zip code, and telephone number, including area code, of registrant'scprincipal executive offices)

                               MARK C. POPE, III
                             Chairman of the Board
                           Graphic Industries, Inc.
                            2155 Monroe Drive, N.E.
                            Atlanta, Georgia  30324
                                (404) 874-3327
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                             ____________________

                         Copies of Communications to:
                           KATHERINE M. KOOPS, Esq.
                    Powell, Goldstein, Frazer & Murphy LLP
                                Sixteenth Floor
                          191 Peachtree Street, N.E.
                            Atlanta, Georgia  30303
                                (404) 572-6600

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                              ____________________


   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                              ____________________

                        CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS OF SECURITIES        AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
               TO BE                       TO BE         OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
            REGISTERED                  REGISTERED            SHARE(1)               PRICE(1)             FEE(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value.......  2,500,000  shares        $12.625               $31,562,500         $9,564.39
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on July 21, 1997 as reported by the New York Stock Exchange.

                              ____________________

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            GRAPHIC INDUSTRIES, INC.


        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATIONS S-K
             BETWEEN REGISTRATION STATEMENT AND FORM OF PROSPECTUS

 ITEM
NUMBER                    CAPTION IN FORM S-4                              CAPTION IN PROSPECTUS
------                    -------------------                              ---------------------
  1      Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus................................  Facing Page of Registration Statement;
                                                                   Cross Reference Sheet; Prospectus Cover
                                                                   Page
  2      Inside Front and Outside Back Cover Pages of
         Prospectus..............................................  Available Information; Incorporation of
                                                                   Certain Documents by Reference
  3      Risk Factors, Ratios of Earnings to Fixed Charges and
         Other Information.......................................  Not Applicable

  4      Terms of the Transaction................................  Not Applicable
  5      Pro Forma Financial Information.........................  Not Applicable
  6      Material Contacts with the Company Being Acquired.......  Not Applicable
  7      Additional Information Required for Reoffering by
         Persons and Parties Deemed to be Underwriters...........  Not Applicable

  8      Interests of Named Experts and Counsel..................  Experts; Legal Matters
  9      Disclosure of Commission Position on Indemnification
         for Securities Liabilities..............................  Not Applicable

 10      Information with Respect to S-3 Registrants.............  The Company; Incorporation of Certain
                                                                   Documents by Reference
 11      Incorporation by Certain Information by Reference.......  Incorporation of Certain Documents by
                                                                   Reference
 12      Information with Respect to S-2 or S-3 Registrants......  Not Applicable
 13      Incorporation of Certain Information by Reference.......  Not Applicable
 14      Information with Respect to Registrants Other Than S-3
         or S-2 Registrants......................................  Not Applicable

 15      Information with Respect to S-3 Companies...............  Not Applicable
 16      Information with Respect to S-2 or S-3 Companies........  Not Applicable
 17      Information with Respect to Companies Other Than S-3
         or S-2 Companies........................................  Not Applicable

 18      Information if Proxies, Consents or Authorizations are
         to be Solicited.........................................  Not Applicable

 19      Information if Proxies, Consents or Authorizations are
         not to be Solicited, or in an Exchange Offer............  Not Applicable


P R O S P E C T U S
-------------------

                                2,500,000 SHARES


                            GRAPHIC INDUSTRIES, INC.

                                  COMMON STOCK

                              ____________________


  This Prospectus relates to 2,500,000 shares of common stock, $.10 par value per share ("Common Stock"), of Graphic Industries, Inc. (the "Company") that may be offered by the Company from time to time in connection with future acquisitions of businesses or assets related to financial and corporate printing, reprographic services, commercial printing, direct mail printing or other forms of graphic communication. The consideration to be paid by the Company in such acquisitions will consist of shares of Common Stock, cash, notes or other evidences of indebtedness, assumption of liabilities, or a combination thereof, as determined from time to time through negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired.

  The terms of each acquisition will be determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors to be taken into account in acquisitions may include, among others, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, at the time of signing of a definitive agreement, at or about the time of closing, or during the period or periods prior to delivery of the shares.

  The Company does not expect to pay discounts or commissions in connection with the registration and sale of the shares being offered hereby except that finder's fees may be paid from time to time in connection with specific acquisitions. Any person receiving such fees may be deemed to be an "underwriter" under the Securities Act of 1933, as amended (the "Securities Act").

  The Common Stock is listed on the New York Stock Exchange, Inc. On July 21, 1997, the last reported sale price of the Common Stock of the Company reported on the New York Stock Exchange Composite Tape was $12.5625 per share.

                              ____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________

              The date of this Prospectus is _______________, 1997

                             AVAILABLE INFORMATION


        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement"), of which this Prospectus forms a part, covering the shares of Common Stock offered hereby.

        As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

        The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE"). Reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE SECRETARY, GRAPHIC INDUSTRIES, INC., 2155 MONROE DRIVE, N.E., ATLANTA, GEORGIA 30324 (TELEPHONE: (404) 874-3327). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY THE FIFTH BUSINESS DAY PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE WITH RESPECT TO COMMON STOCK OFFERED HEREUNDER BY A RECIPIENT OF THE PROSPECTUS.

        NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                  THE COMPANY


        The Company engages in all aspects of financial and corporate printing, reprographic services, commercial printing, direct mail printing and other graphic communications and is one of the leading commercial printing firms in North America. The Company's competitive position has been strengthened in recent years by its substantial capital investments in advanced equipment, including computerized multicolor presses, prepress equipment and laser scanners for color separations.

        The Company has expanded its printing and graphic arts services and its markets through a continuing program of acquisitions of established companies in its industry and through internal growth and development. Since its incorporation in 1970, the Company has grown from a regionally based business with six operating companies to a network of 18 commercial printing companies and a reprographics division with operations in the major U.S. market regions of the Southeast, Northeast, Midwest and Southwest.

        The Company's principal executive offices are located at 2155 Monroe Drive, N.E., Atlanta, Georgia 30324. Its telephone number is (404) 874-3327.


                                 LEGAL MATTERS

        The legality of the shares of Common Stock offered hereby is being passed upon by Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

                                    EXPERTS

        The consolidated financial statements and schedule of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

               (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1997 (Commission File No. 0-12204);

               (2) The Company's Quarterly Report on Form 10-Q for the period ended April 30, 1997 (Commission File No. 0-12204);

               (3) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12(b) of the Exchange Act on Form 8-A (Commission File No. 0-12204).

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

        Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

        The Company hereby undertakes to provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the Secretary, Graphic Industries, Inc., 2155 Monroe Drive, N.E., Atlanta, Georgia 30324 (telephone: (404) 874-3327).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


      ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 14-2-850 et seq. of the Georgia Business Corporation Code and
      Article IX of the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

        The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

      ITEM 21.  EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference herein:


      Exhibit
      Number                           Description
      -------                          -----------

      3(a)  Amended and Restated Articles of Incorporation. (1)

      3(b)  Bylaws. (2)

      4(a) See Articles V and VI of the Amended and Restated Articles of Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b).

      4(b) Form of Indenture, including Form of Debenture, between the Registrant and the First National Bank of Atlanta. (3)

      5 Opinion of Powell, Goldstein, Frazer & Murphy LLP, as to the legality of the securities being registered.

    Exhibit
    Number                            Description
    -------                           -----------

      23(a)  Consent of Ernst & Young LLP.

      23(b) Consent of Powell, Goldstein, Frazer & Murphy LLP, is contained in its opinion filed as Exhibit 5 hereto.

      24     Power of Attorney (see signature page to this Registration
             Statement).


      ________________________________
      (1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

      (2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

      (3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Reg. No. 33-5277).


      ITEM 22.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if
          -----------------
      the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 1997.

                        GRAPHIC INDUSTRIES, INC.


                        By:   /s/ Mark C. Pope III
                             ----------------------------------
                             Mark C. Pope III
                             Chairman of the Board and Chief Executive Officer



                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints MARK C. POPE III as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                         TITLE                    DATE
          ---------                         -----                    ----


/s/ Mark C. Pope III           Chairman of the Board and Chief   July 11, 1997
-----------------------------  Executive Officer
Mark C. Pope III               (Principal Executive Officer)

/s/ Alvan A. Herring, Jr.      Director and Principal            July 11, 1997
-----------------------------  Financial
Alvan A. Herring, Jr.          Officer


/s/ William A. Wood, Jr.       Director                          July 11, 1997
-----------------------------
William A. Wood, Jr.

/s/ John R. Pope               Director                          July 11, 1997
-----------------------------
John R. Pope

/s/ James A. Hatcher           Director                          July 13, 1997
-----------------------------
James A. Hatcher

/s/ Ralph N. Strayhorn, Jr.    Director                          July 11, 1997
-----------------------------
Ralph N. Strayhorn, Jr.

/s/ Warren E. Andrews          Director                          July 11, 1997
-----------------------------
Warren E. Andrews

/s/ Carter D. Pope             Director                          July 11, 1997
-----------------------------
Carter D. Pope

/s/ Leo Benatar                Director                          July 11, 1997
-----------------------------
Leo Benatar

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Description
-------    -----------
3(a)       Amended and Restated Articles of Incorporation. (1)

3(b)       Bylaws. (2)

4(a) See Articles V and VI of the Amended and Restated Articles of Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b).

4(b) Form of Indenture, including Form of Debenture, between the Registrant and First National Bank of Atlanta. (3)

5 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.

23(a)      Consent of Ernst & Young LLP.

23(b) Consent of Powell, Goldstein, Frazer & Murphy LLP is contained in its opinion filed as Exhibit 5 hereto.

24         Power of Attorney (see signature page to this Registration
           Statement).

_______________________________
(1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

(3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Reg. No. 33-5277).